RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             MIDDLESEX WATER COMPANY

              Approved by the Board of Directors February 27, 1997


         MIDDLESEX WATER COMPANY (hereinafter referred to as "the Company" or "the Corporation"), a corporation of New Jersey resulting from Articles of Agreement and Consolidation dated June 23, 1897, between the MIDLAND WATER COMPANY, a corporation organized under "An act concerning corporations", approved April 7, 1875, as supplemented and amended, its certificate of incorporation having been amended under "An act concerning corporations, Revision of 1896", and MIDDLESEX WATER COMPANY, a corporation organized under "An act for the construction, maintenance and operation of water works for the purpose of supplying cited, towns and villages of this state with water", approved April 21, 1876, as amended and supplemented; and also resulting from an agreement of merger and consolidation dated September 10, 1907, between MIDDLESEX WATER COMPANY and CONSUMERS AQUEDUCT COMPANY, a corporation organized under the laws of the State of New Jersey; and having filed, on December 21, 1925, a Certificate of Desire to come under Chapter CXCIII of the Laws of 1876, does hereby certify that the certificate of incorporation forming the Corporation, as amended and supplemented by all certificates filed pursuant to law, is restated as set forth below:

         ARTICLE 1. The name of the corporation is MIDDLESEX WATER COMPANY. The period of existence of MIDDLESEX WATER COMPANY shall be perpetual.

         ARTICLE 2. The address of the Company's current registered office is 1500 Ronson Road, Iselin, Township of Woodbridge, New Jersey 08830-3049, and the name of the Company's current agent therein upon whom process against the said Company may be served is Marion F. Reynolds.

         ARTICLE 3. The purpose of the Company is to construct, maintain and operate waterworks, wells, reservoirs, mains, pipes, and appurtenances; to obtain, impound and supply water for public and private use; to acquire, hold, lease, mortgage, exchange, sell, convey and dispose of real and personal property and interests therein, including the securities of any water company or other corporation; and to exercise all the rights and powers which the Company may lawfully possess; including such rights and powers as were set forth in statutes under which the Company was incorporated as such statutes have been amended, extended and superseded from time to time.

         ARTICLE 4. The management of the affairs of the Company shall be vested in a Board of Directors, to be selected by and from the stockholders, consisting of not less than five nor more than twelve directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1984 annual meeting of stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year terms and Class III directors for a three year term. At each succeeding annual meeting of stockholders beginning in 1985, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

                      (a) The term of a director elected by stockholders to fill a newly created directorship or other vacancy shall expire at the same time as the terms of the other directors of the class for which the new directorship is created or in which the vacancy occurred. Any vacancy on the Board of Directors that results from an increase in the number of directors and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director so elected by the Board of Directors shall, without regard to the class in which such vacancy occurred, hold office until the next succeeding annual meeting of stockholders and until his successor shall be elected and shall qualify.

                      (b) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock or preference stock, issued by the Company shall have the right, pursuant to
           Article 7A (f) or Article 7E (e), respectively, voting separately by class or series, to elect additional directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the applicable terms of the Certificate of Incorporation, as amended, and such directors so elected shall not be divided into classes pursuant to this ARTICLE 4 unless expressly provided by such terms.

                      (c) The directors shall choose by a majority vote the President and one or more Vice Presidents, the Secretary and one or more Assistant Secretaries, the Treasurer and one or more Assistant Treasurers, all of whom shall be chosen annually and shall hold office for one year and until their successors are chosen and qualified. The directors shall also appoint and remove from time to time such other officers and agents as they shall think proper. All of the provisions of this article are subject to alteration from time to time by the by-laws.

                      (d) The power to make and alter by-laws of the Company shall be in the Board of Directors. By-laws made by the Board of Directors may be altered or repealed by the affirmative vote of the holders of two-thirds (2/3) or more of the outstanding shares of capital stock of the Company having voting powers.

         ARTICLE 5. The number of directors constituting the current Board of Directors of the Company is 9. The names and addresses of the directors constituting its current Board of Directors as follows:

           John C. Cutting                       1610 Northstream Parkway
                                                 Point Pleasant, New Jersey

           Ernest C. Gere                        47 Troon Court
                                                 Pawleys Island, South Carolina

           John P. Mulkerin                      6 Oak Grove Lane
                                                 Edison, New Jersey

           Stephen H. Mundy                      1521 Duke of Windsor Road
                                                 Virginia Beach, Virginia

           Philip H. Reardon                     6 Knobb Hill
                                                 Byfield, Massachusetts

           Richard A. Russo                      1500 Ronson Road
                                                 Iselin, New Jersey

           Carolina M. Schneider                 1109-A Troy Towers
                                                 Bloomfield, New Jersey

           William E. Scott                      29 Laurel Place
                                                 Upper Montclair, New Jersey

           Jeffries Shein                        30 Huntley Road
                                                 Holmdel, New Jersey

           J. Richard Tompkins                   1500 Ronson Road
                                                 Iselin, New Jersey

                           ARTICLE  6.  The  directors  shall be  chosen  at the
annual meetings of the stockholders, to be held at such time and place as shall be provided by the by-laws of the Company.

         ARTICLE 7A. The total authorized capital stock of the Company is 6,169,418 shares, divided into 6,000,000 shares of common stock without nominal or par value, 69,418 shares of preferred stock without nominal or par value (out of 100,000 shares of preferred stock originally authorized) and 100,000 shares of preference stock without nominal or par value. Certain of the originally authorized 100,000 shares of preferred stock without nominal or par value have been redeemed and canceled by the Company from time to time without the ability to reissue such shares. From time to time the capital stock of the Company may be issued and sold in such amounts, within such authorized limits, and in such proportions and for such considerations as may be fixed by the Board of Directors of the Company, and as may be permitted by law, and all capital stock so issued and sold shall be deemed fully paid and nonassessable and the holder of any such shares shall not be liable to the Company or its creditors in respect thereof.

(a) The preferred stock shall be issuable from time to time in one or more series with such designation, description and terms thereof, in the manner and to the extent permitted by the laws of the State of New Jersey, as may be determined and fixed by the Board of Directors at the time of the creation and establishment of any such series of preferred stock. All of the shares of preferred stock of each series shall rank pari passu with all of the shares of preferred stock of each other series, and shall have the same rights and privileges, preferences and voting powers, and shall be subject to the same restriction or qualifications thereof, without distinction between the shares of the respective series except only as to variations in (i) the rates of dividend payable thereon, (ii) the terms on which shares of the respective series may be redeemed, (iii) the amount which shall be paid to the holders of the shares of the respective series in case of dissolution or any distribution of assets, (iv) the terms or amount of any sinking fund provided for the purchase or redemption thereof, (v) the terms upon which the holders of the shares of the respective series may convert the same into stock of any other class or classes or of any one or more series of the same class or of another class or classes, and (vi) in such other respects, if any, as may at the time be permitted by the laws of the State of New Jersey.

                      (b) The holders of the preferred stock irrespective of the series thereof shall be entitled to receive, and the Company shall be obligated to pay, when, as declared by the Board of Directors of the Company, cumulative dividends at such respective rates as may be fixed by the Board of Directors of the Company at the time of the creation and establishment of the respective series, and no more, payable quarterly on the first days of February, May, August and November of each year. Said dividends shall accumulate from the date of the original issue of each shares of such preferred stock (except for shares of the $7 Series Cumulative Preferred Stock described in
           ARTICLE 7B on which dividends shall accumulate from the date of their creation). Such dividends shall be payable before any dividends shall be paid upon or set apart for the common stock, and shall be cumulative, so that if at any time dividends at the rate fixed by the Board of Directors and designated by the certificates of shares of the series of which it is a part shall not be paid thereon or set apart therefor, the deficiency shall be full paid or set apart for payment before any dividends shall be paid upon or set apart for the common stock. Dividends shall not be paid exclusively upon any one or more series of preferred stock but dividends shall be paid ratably upon all outstanding preferred stock in the proportions that the annual dividend requirements of each series bears to the total annual dividend requirements of all outstanding preferred stock. Whenever all cumulative unpaid dividends on the preferred stock, including the current quarterly dividend, shall have been fully paid or set apart for payment, the Board of Directors may declare and pay dividends on the commons stock.

                      (c) The preferred stock of one or more series may be subject to redemption, in which case such preferred stock may be redeemed and retired in whole, or in part, from time to time at any time on any quarterly dividend date at the option of the Company at such redemption prices as may be fixed by the Board of Directors at the time of the creation and establishment thereof; provided, however, that all stock of any particular series shall be redeemable at the same redemption price. The time, place and manner of such redemption shall be in the discretion of the Board of Directors of the Company. Preferred stock which shall have been redeemed shall not be reissued, and the Company shall from time to time cause all such shares to be retired in the manner provided by law. If less than all of the outstanding shares of preferred stock subject to redemption are to be called for redemption, redemption may be less than all of the outstanding shares of any one ore more series, in the discretion of the Board of Directors, and if less than all outstanding shares of any series are to be redeemed, the shares to be redeemed shall be determined in such manner as may be prescribed by the Board of Directors. Redemption shall be made, however, only on at least thirty
           (30) days prior written notice to the holders of the stock to be redeemed, which notice shall be sufficient if contained in a post-paid envelope addresses and mailed to the holder at his address of record as shown by the books of the Company, and the time of mailing such notice shall be deemed to be the time of delivery thereof. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the Company in providing monies for the payment of the redemption price, pursuant to such notice) all dividends on the preferred stock thereby called for redemption shall cease to accrue and all rights of the holders thereof as stockholders of the Company, except the right to receive the redemption price upon surrender of the certificates of stock by such holders, shall cease and determine.

                      (d) The holders of each series of preferred stock shall be entitled to receive payment out of the assets of the Company whether from capital or from earnings, in an amount per share determined and fixed by the Board of Directors at the time of the creation and establishment of such series of preferred stock in the event of (i) a voluntary liquidation, dissolution or winding up of the Company or a voluntary sale of all or substantially all of the assets of the Company or upon any voluntary distribution of its capital or (ii) an involuntary liquidation, dissolution or winding up of the Company or an involuntary sale of all or substantially all of the assets of the Company, or upon any involuntary distribution of its capital, before any payment shall be made or any assets distributed to the holders of common stock. If upon such liquidation, dissolution, winding up, sale of assets or distribution of the capital of the Company, the assets or distribution of the capital of the Company, the assets thus distributed among the holders of the preferred stock shall be insufficient to permit the payment to such holders of the full preferential amounts aforesaid, then the entire assets of the Company to be distributed shall be distributed ratably among the holders of the preferred stock in proportion to the full preferential amounts, if any, to which there are respectively entitled as aforesaid. After payment or distribution to the holders of preferred stock as aforesaid and after payment or distribution of remaining assets, if any, ratably among the holders of preference stock in proportion to the full preferential amounts, if any, to which such holders are entitled pursuant to the provisions of Article 7E (c) below, the holders of common stock shall be entitled to receive, ratably, any remaining assets of the Company. A consolidation or merger of the Company with any other corporation or corporations shall not be deemed to be a liquidation, dissolution, winding up, sale or distribution of capital, within the meaning of this clause, but no such consolidation or merger shall in any way impair the rights and preferences of the preferred stock.

                      (e) So long as any  shares of the  preferred  stock of any series are outstanding, the Company shall not, without the consent (given by vote at a meeting called for that purpose) of the holders of a majority of the total number of shares of the preferred stock of all series then outstanding, voting as a class, issue, sell or otherwise dispose of any additional series of preferred stock or of any other class ranking prior to or on a parity with the preferred stock as to dividends or distributions, unless (i) the stated value of common stock and surplus earnings on the books of the Company shall be at least two (2) times the involuntary liquidation preferences of the entire amount of preferred stock of the Company already issued and then outstanding, and the preferred stock then proposed to be issued; and (ii) the earnings of the Company available for the payment of interest determined in accordance with generally accepted accounting practices shall have been for a period of twelve
           (12) consecutive calendar months within the fifteen (15) calendar months immediately preceding the issuance of such additional stock, at least one and one-half (1-1/2) times the annual interest requirements on all outstanding obligations for the payment of money, secured and unsecured, of the Company maturing more than twelve (12) months after the issuance of the shares proposed to be issued plus annual dividend requirements upon all outstanding preferred stock of the Company and all other classes of stock ranking prior to or on a parity with the preferred stock as to dividends and distributions, including the shares proposed to be issued, minus any interest on any such obligations and dividends on any such outstanding stock to be retired or refunded out of the proceeds of the shares proposed to be issued.

                      (f) Except as otherwise required by law and subject to the provisions of subparagraph (e) hereof, no holder of preferred stock shall have any right to vote for the election of directors or for any other purpose, anything in ARTICLE 4 hereof to the contrary notwithstanding; provided, however, that if and whenever dividends on the preferred stock shall be in arrears and such arrears shall aggregate an amount at least equal to four (4) quarterly dividends, which need not be consecutive, then, in such event, the holders of the outstanding preferred stock of all series shall be entitled, at the next ensuing annual meeting of stockholders, voting as a class, to elect two members (herein called `preferred stock directors') of the Board of Directors, which preferred stock directors shall be in addition to the directors holding office pursuant to ARTICLE 4 hereof; provided, however, that if and whenever any such fourth quarterly dividend arrearage shall occur, the Company shall, within fifteen (15) days after the receipt by the Company of written request of not less than twenty-five percent (25%) of the holders of the outstanding preferred stock, as a class and irrespective of series, cause to be called a special meeting of the holders of outstanding preferred stock of all series, to be held on the earliest practicable date, to elect the preferred stock directors, as aforesaid. For purposes of any such election such holder or holders of preferred stock as are present in person or by proxy shall constitute a quorum, irrespective of whether any holders of any other capital stock of the Company are present at such meeting. Any vacancy in the position of a preferred stock director, which, but for this provision, could be filled by such person as the Board of Directors might designate, shall be filled by the Board of Directors from among such persons as the remaining preferred stock director shall designate, and such successor shall hold office for the unexpired term of the prior incumbent and until his successor shall be duly chosen and shall qualify. Such right of the holders of the outstanding preferred stock to elect two members of the Board of Directors shall continue at each annual meeting until such time as all arrears of dividends on the preferred stock shall have been paid and dividends thereon for the current quarterly period shall have been paid or declared and provided for, in which event such right of the holders of preferred stock to elect preferred stock directors as provided in this subparagraph (f) shall cease at the next ensuing annual meeting of stockholders, subject always to the same provisions for the vesting of such right in the case of any such future arrearages in dividends.

                      In any case in which the holders of preferred stock shall be entitled to vote pursuant to the provisions of this subparagraph
           (f) or pursuant to law, each holder of preferred stock shall be entitled to one vote for each share thereof held.

         ARTICLE 7B. A first series of the Company's preferred stock,, without nominal or par value, consisting of 2,500 shares, designated as `$7 Series Cumulative Preferred Stock' was created and established and each of the outstanding 2,500 shares of 7% Preferred Stock, $100 par value, was changed into and thereby became a share of such first series.

         The preferences, rights, qualifications, limitations and restricting of the shares of the $7 Series Cumulative Preferred Stock, in the respects in which the shares of such series vary from shares of other series of the preferred stock, are and shall be as follows:

                      (a) The dividend rate for the $7 Series Cumulative Preferred Stock shall be $7 per share per annum;

                      (b) The shares of the $7 Series Cumulative Preferred Stock shall not be subject to redemption.

                      (c)The preferential amounts to which holders of shares of the $7 Series Cumulative Preferred Stock shall be entitled upon any liquidation, dissolution or winding up of the Company, whether voluntary or otherwise, or upon any distribution of the capital of the Company, shall be $100 per share, plus accumulated and unpaid dividends thereon;

                      (d) There shall not be any sinking fund providing for the purchase or redemption of shares of the $7 Series Cumulative Preferred Stock; and

                      (e) The shares of the $7 Series Cumulative Preferred Stock shall not be convertible into stock of any other class or classes or any one or more series of the same class or of another class.

           ARTICLE 7C. The Company created and established a second series of its preferred stock, without nominal or par value, in an amount of ten thousand (10,000) shares, which is designated as `$4.75 Series Cumulative Preferred Stock.

           The preferences, rights, qualifications, limitations and restrictions of the shares of the $4.75 Series Cumulative Preferred Stock, in the respects in which the shares of such series vary from shares of other series of the Company's preferred stock, are and shall be as follows:

                      (a) The dividend rate for the $4.75 Series Cumulative Preferred Stock shall be $4.75 per share per annum:

                      (b) The redemption price for the $4.75 Series Cumulative Preferred Stock shall be $104.75 per share through February 1, 1968, thereafter $104 per share through February 1, 1973; thereafter $103, per share through February 1, 1978; thereafter $102 per share through February 1, 1983; thereafter $102 per share through February 1, 1988; and thereafter, $100 per share, plus accumulated and unpaid dividends thereon in any case; provided, however, that prior to February 1, 1968, none of the shares of such series shall be redeemed, directly or indirectly, out of the proceeds of, or in anticipation of, any refunding operation involving the incurring of any indebtedness or the sale of any class of stock ranking senior to the common stock of the Company, computed by the Company in accordance with generally accepted accounting practice, of less than 4-3/4% per annum;

                     (c) The preferential amounts to which holders of shares of the $4.75 Series Cumulative Preferred Stock shall be entitled upon any liquidation, dissolution, or winding up of the Company shall be:

                         (i) Upon any voluntary liquidation, dissolution or winding up of the Company, the redemption price in effect at that time thereof; or

                         (ii) upon any involuntary  liquidation,  dissolution or
               winding up of the Company, $100 per share plus accumulated and unpaid dividends thereon;

                      (d) There shall not be any sinking fund provided for the purchase or redemption of shares of the $4.75 Series Cumulative Preferred Stock; and

                      (e) The shares of the $4.75 Series Cumulative Preferred Stock shall not be convertible into stock of any other class or classes of any one or more series of the same class or of another class.

         ARTICLE 7D. The Company created and established a fifth series of its preferred stock, without nominal or par value, in an original amount of seventeen thousand (17,000) shares, which is designated as `$7 Cumulative and Convertible Preferred Stock.' The amount of such shares authorized and outstanding from time to time may be reduced by periodic redemption and cancellation of such shares by the Company, and the conversion of such shares at the election of the holder thereof into the common stock of the Company as expressly permitted under this Article 7D, without the ability to reissue such shares.

         The preferences, rights, qualification, limitations and restrictions of the shares of the $7 Cumulative and Convertible Preferred Stock, in the respects in which the shares of such series vary from shares of other series of the Company's preferred stock, are and shall be as follows:

                      (a)  The  dividend   rate  for  the  $7   Cumulative   and
           Convertible Preferred Stock shall be $7 per share per annum;

                      (b) the  redemption  price for any share of $7  Cumulative and Convertible Preferred stock shall be the Closing Price (as defined below in this article), on the day the Company's Board of Directors authorizes such redemption, of three shares of the Company's common stock plus any accumulated and unpaid dividends thereon; provided, that prior to five years from the date of issuance, none of the shares of such series shall be redeemed, directly or indirectly, out of the proceeds of, or in anticipation of, any refunding operation involving the incurring of any indebtedness or the sale of any class of stock ranking senior to the common stock of the Company which represents a cost of money to the Company, computed by the Company in accordance with generally accepted accounting practice, of less than $7 per annum; and provided, further, that, notwithstanding any thing to the contrary herein, the Board of Directors shall not redeem in any calendar year more than 10% of the $7 Cumulative and Convertible Preferred Stock issued and outstanding on January 1 of such year.

                      (c) The preferential amounts to which holders of shares of the $7 Cumulative and Convertible Preferred Stock shall be entitled upon any liquidation, dissolution, or winding up of the Company shall be:

                         (i) Upon any voluntary liquidation, dissolution or winding up of the Company, the redemption price in effect at the time thereof; or

                         (ii) Upon any involuntary  liquidation,  dissolution or
               winding up of the Company, $100 per share plus accumulated and unpaid dividends thereon.

                      (d) There shall not be any sinking fund providing for the purchase or redemption of shares of the $7 Cumulative and Convertible Preferred Stock.

                      (e) Unless earlier called for redemption in accordance with the provisions hereof, each share of the $7 Cumulative and Convertible Preferred Stock shall be convertible at the election of the holder thereof at any time after five years from the date of issuance of such share into:

                         (i) Shares of the Company's  common stock at the Common
                 Equivalent Rate in effect on the date of conversion (the "Conversion Date"); plus

                         (ii) The right to  receive  an amount in cash  equal to
                 all accrued and unpaid dividends on such share to and including the Conversion Date, whether or not declared, out of funds legally available therefor.

           Any holder of shares of $7 Cumulative and Convertible Preferred Stock electing to convert such shares into shares of the Company's common stock shall provide written notice to the Company of such holder's election to convert, such notice to be sufficient if contained in a postage-paid envelope addressed and mailed to the Company. The time of mailing of such notice shall be deemed to be the date of delivery thereof. The holder's notice shall also include the following:

                         (i) The  conversion  Date,  which  shall be not earlier
                 than 45 days or later than 90 days from the date of delivery of such notice;

                         (ii) A description  of the shares of $7 Cumulative  and
                 Convertible Preferred Stock to be converted;

                         (iii) The name or names in which such holder wishes the
                 Certificate or Certificates for shares of the Company's common stock to be issued; and

                         (iv) The holder's  agreement to be responsible  for the
                 reasonable fees and expenses of the Company's transfer agent related to such issuance of common stock upon conversion.

           Immediately prior to the effectiveness of a merger or consolidation of the Company that results in the conversion or exchange of the common stock into, or the right to receive, other securities or other property (whether of the Company or any other entity) (any such merger or consolidation is referred to herein as a "Merger" or "Consolidation") each outstanding share of $7 Cumulative and Convertible Preferred stock shall convert into:

                         (i) Shares of the Company's  common stock at the Common
                Equivalent Rate in effect on the effective date of a Merger or Consolidation; plus

                         (ii) The right to  receive  an amount of cash  equal to
                the accrued and unpaid dividends on such share of $7 Cumulative and Convertible Preferred Stock to and including the Settlement Date (and dividends shall cease to accrue as of the Settlement
                Date),

           unless sooner redeemed.

                  The Common Equivalent Rate to be used to determine the number of shares of the Company's common stock to be delivered pursuant to this article shall be initially three shares of the Company's common stock for each share of $7 Cumulative and Convertible Preferred Stock; provided, however, that such Common Equivalent Rate shall be subject to adjustment from time to time as provided below. All adjustments to the Common Equivalent Rate shall be calculated to the nearest 1/100th of a share of the Company's common stock. Such rate in effect any time is herein called the "Common Equivalent Rate."

                      (i)  If the Company shall either:

                                (1) pay a dividend or make a  distribution  with
                                    respect to its common stock, in either case,
                                    in shares of such common stock,
                                (2) subdivide or split its outstanding shares of
                                    common stock,
                                (3) combine  its  outstanding  shares  of common
                                    stock into a smaller number of shares, or
                                (4) issue by  reclassification  of its shares of
                                    common  stock any shares of common  stock of
                                    the Company,
           then, in any such event, the Common Equivalent Rate in effect immediately prior thereto shall be adjusted so that the holders of a share of $7 Cumulative and Convertible Preferred Stock shall be entitled to receive on the conversion of such share, the number of shares of common stock of the Company which such holder would have owned or been entitled to receive after the happening of any of the events described above had such share of $7 Cumulative and Convertible Preferred Stock been surrendered for conversion at the Common Equivalent Rate in effect immediately prior to such time. Such adjustment shall become effective at the opening of business of the business day next following the record date for determination of stockholders entitled to receive such stock dividend or distribution in the case of a stock dividend or distribution and shall become effective immediately after the effective date in case of a subdivision, split, combination or reclassification; and any shares of the Company's common stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of the Company's common stock under clauses (ii) and (iii) below.

                   (ii) If the Company shall issue rights or warrants to all holders of its common stock entitling them to subscribe for or purchase shares of the Company's common stock at a price per share less than the Current Market Price per share (determined as provided below) of the common stock of the Company on the record date for the determination of stockholders entitled to receive such rights or warrants, then in each case the Common Equivalent Rate shall be adjusted by multiplying the Common Equivalent Rate in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of the Company's common stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of additional shares of its common stock offered for subscription or purchase, and of which the denominator shall be the number of shares of common stock of the Company outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Current Market Price (determined by multiplying such total number of shares by the exercise price of such rights or warrants and dividing the product so obtained by such Current Market Price). Shares of common stock of the Company owned by the Company or by another company of which a majority of the shares entitled to vote in the election of directors are held, directly or indirectly, by the Company shall not be deemed to be outstanding for purposes of such computation. Such adjustment shall become effective at the opening of business on the business day next following the record date for the determination of stockholders entitled to receive such rights or warrants. To the extent that shares of the Company's common stock are not delivered after the expiration of such rights or warrants, the Common Equivalent Rate shall be readjusted to the Common Equivalent Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock actually delivered.

                   (iii) If the Company shall pay a dividend or make a distribution to all holders of its common stock of evidence of its indebtedness or other assets (including shares of capital stock of the Company but excluding any cash dividends or distributions and dividends referred to in clause (I) above), or shall distribute to all holders of its common stock rights or warrants to subscribe for or purchase securities of the Company (other than those referred to in clause (ii) above), then in each such case the Common Equivalent Rate shall be adjusted by multiplying the Common Equivalent Rate in effect immediately prior to the date of such distribution by a fraction, of which the numerator shall be the Current Market Price per share of the Company's common stock (determined pursuant to clause (v) below) on the record date mentioned below, and of which the denominator shall be such Current Market Price per share of the Company's common stock less the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) as of such record date of the portion of the assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, applicable to one share of the common stock of the Company. Such adjustment shall become effective on the opening of business on the business day next following the record date for the determination of stockholders entitled to receive such distribution.

                   (iv) Anything in this article notwithstanding, the Company shall be entitled to make such upward adjustments in the Common Equivalent Rate, in addition to those required by this article, as the Company in its discretion shall determine to be advisable, in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or a distribution of securities convertible into or exchangeable for stock (or any transaction which would be treated as any of the foregoing transactions pursuant to Section 305 of the Internal Revenue Code of 1986, as amended) hereafter made by the Company to its stockholders shall not be taxable.

                   (v) As used in this article, the Current Market Price per share of the Company's common stock on any date shall be the average of the daily Closing Prices for the five consecutive Trading Dates ending on and including the date of determination of the Current Market Price (appropriately adjusted to take into account the occurrence during such five-day period of any event that results in an adjustment of the Common Equivalent Rate).

                   (vi) In any case in which this article shall require that an adjustment as a result of any event become effective at the opening of business on the business day next following a record date and the date fixed for conversion occurs after such record date, but before the occurrence of such event, the Company may in its sole discretion elect to defer paying to such holder any amount in cash in lieu of a fractional share of common stock of the Company, pursuance to this article.

                             Whenever the Common  Equivalent Rate is adjusted as
               herein provided, the Company shall:

                             (i) forthwith    compute   the   adjusted    Common
                                 Equivalent Rate in accordance with this article and prepare a certificate signed by the Chief Executive Officer, the Chairman, the President, any Vice President or the Treasurer of the Company setting forth the adjusted Common Equivalent Rate, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based, and file such certificate forthwith with the transfer agent or agents for the $7 Cumulative and Convertible Preferred Stock and the Company's common stock; and

                             (ii)mail  a  notice   stating   that   the   Common
                                 Equivalent Rate has been adjusted, the facts requiring such adjustment and upon which such adjustment is based and setting forth the adjusted Common Equivalent Rate to the holders of record of the outstanding shares of the $7 Cumulative and Convertible Preferred Stock at or prior to the time the Company mails an interim statement to its stockholders covering the quarterly-yearly period during which the facts requiring such adjustment occurred, but in any event within 45 days of the end of such quarterly-yearly period.

No fractional shares of the Company's common stock shall be issued upon redemption or conversion of shares of the $7 Cumulative and Convertible Preferred Stock but, in lieu of any fraction of a share of the Company's common stock which would otherwise be issuable in respect of the aggregate number of shares of the $7 Cumulative and Convertible Preferred Stock surrendered by the same holder for redemption or conversion on any redemption or conversion date, the holders shall have the right to receive an amount in cash equal to the same fraction of the Closing Price.

The term "Closing Price" on any day shall mean the closing sale price regular way on such day or, in the case no such sale takes place on such day, the average closing bid and asked prices of the common stock of the Company on the over-the- counter market on the day in question as reported by the National Quotation Bureau Incorporated for National Market Securities, or a similarly generally accepted reporting service, or if not so available in such manner as furnished by an New York Stock Exchange member firm selected from time to time by the Board of Directors of the Company for that purpose; provided, however, that if the Closing Price of the Company's common stock is to be determined with respect to the redemption of shares of $7 Cumulative and Convertible Preferred Stock at any time on or before five years from the date of issuance of such shares of $7 Cumulative and Convertible Preferred Stock, such Closing Price shall not be less than $26.00 per share.

The term "Current Market Price" per share of the Company's common stock on any date shall be the average of the daily Closing Prices for the five consecutive Trading Dates ending on and including the date of determination of the Current Market Price (appropriately adjusted to take into account the occurrence during such five-day period of any event that results in an adjustment of the Common Equivalent Rate).

The term "Settlement Date" shall mean with respect to a Merger or Consolidation, the business day immediately prior to the effective date of the Merger or Consolidation.

The term "Trading Date" shall mean a date on which the New York Stock Exchange (or any successor exchange) is open for the transaction of business.

                   (f) Notwithstanding anything in this article to the contrary, the Common Equivalent Rate shall not be adjusted due to or as a result of the issuance or distribution to all of the holders of the Company's common stock of any common stock, right or warrant (i) under or as part of the Company's dividend reinvestment plan (as presently in existence or as hereafter amended) or (ii) under or as part of any employee benefit plan of the Company (as presently in existence or hereafter adopted). In addition, notwithstanding anything in this article to the contrary, the Common Equivalent Rate shall not be adjusted due to or as a result of the issuance or distribution to any or all of the holders of the Company's common stock of any right, warrant, security convertible into common stock or other security (sometimes referred to collectively as "Shareholder Rights Securities") which is issued or distributed by the Company to deter the occurrence of any merger, consolidation or other business combination with a third party and/or to obtain for the holders of common stock of the Company a value which the Company believes is fair in such a merger, consolidation or other business combination, so long as either (1) to extent permitted by law, all holders of the $7 Cumulative and Convertible Preferred Stock receive the same Shareholder Rights Securities pro rata (based upon the number of shares of the Company's common stock into which the $7 Cumulative and Convertible Preferred Stock is convertible on the day prior to issuance or distribution of the Shareholder Rights Securities) or (2) each share of the Company's common stock into which the $7 Cumulative and Convertible Preferred Stock is converted in connection with any such merger, consolidation or other business combination of the Company receives its pro rata entitlement of any Shareholder Rights Securities immediately upon conversion.

    ARTICLE 7E. The Company created and established a sixth series of its preferred stock, without nominal or par value, in an original amount of twenty thousand (20,000) shares, which is designated as "$8 Cumulative and Convertible Preferred Stock." The amount of such shares authorized outstanding from time to time may be reduced by periodic conversion of such shares at the election of the holder thereof into the common stock of the Company as expressly permitted under this Article 7E, without the ability to reissue such shares.

         The preferences, rights, qualification, limitations and restrictions of the shares of the $8 Cumulative and Convertible Preferred Stock, in the respects in which the shares of such series vary from shares of other series of the Company's preferred stock, are and shall be as follows:

                  (a) The dividend rate for the $8 Cumulative and Convertible Preferred Stock shall be $8 per share per annum;

                  (b) The shares of the $8 Cumulative and Convertible Preferred Stock shall not be subject to redemption.

                   (c) The preferential amounts to which holders of shares of the $8 Cumulative and Convertible Preferred Stock shall be entitled upon any liquidation, dissolution, or winding up of the Company whether voluntary or otherwise, or upon any distribution of the capital of the Company, shall be $120 per share, plus accumulated and unpaid dividends thereon:

                    (d)  Each  share  of  the  $8  Cumulative  and   Convertible
           Preferred Stock shall be convertible at the election of the holder thereof at any time or from time to time within seven years from the date of issuance of such share into:


                             (i) Shares of the Company's common stock at the Common Equivalent Rate in effect on the date of conversion (the "Conversion Date"); plus

                              (ii) The right to  receive an amount in cash equal
                           to all accrued and unpaid dividends on such share to and including the Conversion Date, whether or not declared, out of funds legally available therefor.

          Any holder of shares of $8 Cumulative and Convertible Preferred Stock electing to convert such shares into shares of the Company's common stock shall provide written notice to the Company of such holder's election to convert, such notice to be sufficient if contained in a postage-paid envelope addressed and mailed to the Company. The time of mailing of such notice shall be deemed to be the date of delivery thereof. The holder's notice shall also include the following:

                              (i) The Conversion Date, which shall be not earlier than 45 days or later than 90 days from the date of delivery of such notice;

                              (ii) A description  of the shares of $8 Cumulative
                           and Convertible Preferred Stock to be converted;

                              (iii) The name or names in which such holder wishes the Certificate or Certificates for shares of the Company's common stock to be issued; and

                              (iv) The holder's  agreement to be responsible for
                           the reasonable fees and expenses of the Company's transfer agent related to such issuance of common stock upon conversion.

                  (e) Each share of the $8 Cumulative and Convertible  Preferred
             Stock shall be convertible at the election of the Company at any time or from time to time after seven years from the date of issuance of such share into:

                              (i) Shares of the  Company's  common  stock at the
                           Common Equivalent Rate in effect on the date of conversion (the Conversion Date); plus

                               (ii) The right to receive an amount in cash equal
                           to all accrued and unpaid dividends on such share to and including the Conversion Date, whether or not declared, out of funds legally available therefor.

          If the Company elects to convert such shares into shares of the Company's common stock it shall provide written notice to the holders of $8 Cumulative and Convertible Preferred Stock of the Company's election to convert, such notice to be sufficient if contained in a postage-paid envelope addressed and mailed to the holders at the address of the holders last shown on the records of the Company. The time of mailing of such notice shall be deemed to be the date of delivery thereof. The Company's notice shall also include the following:

                                (i) The  Conversion  Date,  which  shall  be not
                             earlier than 45 days or later than 90 days from the date of such notice;

                               (ii) A description of the shares of $8 Cumulative
                             and Convertible Preferred Stock to be converted;

                               (iii) A  request  for the names or names in which
                             such holder wishes the Certificate or Certificates for shares of the Company's common stock to be issued; and

                               (iv) The  Company's  agreement to be  responsible
                             for the reasonable fees and expenses of the Company's transfer agent related to such issuance of common stock upon conversion.

           Immediately prior to the effectiveness of a merger or consolidation of the Company that results in the conversion or exchange of the common stock into, or the right to receive, other securities or other property (whether of the Company or any other entity) (any such merger or consolidation is referred to herein as a "Merger" or "Consolidation") each outstanding share of $8 Cumulative and Convertible Preferred stock shall convert into:

                                 (i) Shares of the Company's common stock at the
                              Common Equivalent Rate in effect on the effective date of a Merger or Consolidation; plus the right to receive an amount of cash equal to the accrued and unpaid dividends on such share of $8 Cumulative and Convertible Preferred Stock to and including the Settlement Date (and dividends shall cease to accrue as of the Settlement Date).

             The Common Equivalent Rate to be used to determine the number of shares of the Company's common stock to be delivered pursuant to this article shall be initially 6.857 shares of the Company's common stock for each share of $8 Cumulative and Convertible Preferred Stock; provided, however, that such Common Equivalent Rate shall be subject to adjustment from time to time as provided below. All adjustments to the Common Equivalent Rate shall be calculated to the nearest 1/100th of a share of the Company's common stock. Such rate in effect at any time is herein called the "Common Equivalent Rate."

                                (i)  If the Company shall either:

                                        (1)   pay   a   dividend   or   make   a
                                        distribution  with respect to its common
                                        stock, in either case, in shares of such
                                        common stock, (2) subdivide or split its
                                        outstanding  shares of common stock, (3)
                                        combine its outstanding shares of common
                                        stock  into a smaller  number of shares,
                                        or (4) issue by  reclassification of its
                                        shares  of common  stock  any  shares of
                                        common  stock of the Company,  then,  in
                                        any such  event,  the Common  Equivalent
                                        Rate in effect immediately prior thereto
                                        shall be adjusted so that the holders of
                                        a share of $8 Cumulative and Convertible
                                        Preferred  Stock  shall be  entitled  to
                                        receive on the conversion of such share,
                                        the number of shares of common  stock of
                                        the Company which such holder would have
                                        owned or been  entitled to receive after
                                        the  happening  of  any  of  the  events
                                        described  above  had  such  share of $8
                                        Cumulative  and  Convertible   Preferred
                                        Stock been surrendered for conversion at
                                        the  Common  Equivalent  Rate in  effect
                                        immediately  prior  to such  time.  Such
                                        adjustment shall become effective at the
                                        opening of business of the  business day
                                        next   following  the  record  date  for
                                        determination  of stockholders  entitled
                                        to  receive   such  stock   dividend  or
                                        distribution  in  the  case  of a  stock
                                        dividend  or   distribution   and  shall
                                        become effective  immediately  after the
                                        effective date in case of a subdivision,
                                        split,  combination or reclassification;
                                        and any shares of the  Company's  common
                                        stock  issuable in payment of a dividend
                                        shall  be  deemed  to have  been  issued
                                        immediately   prior  to  the   close  of
                                        business on the record date for such dividend for purposes of calculating the number of outstanding shares of the Company's common stock under clauses
                                        (ii) and (iii) below.

                               (ii) If the Company shall issue rights or warrants to all holders of its common stock entitling them to subscribe for or purchase shares of the Company's common stock at a price per share less than the Current Market Price per share (determined as provided below) of the common stock of the Company on the record date for the determination of stockholders entitled to receive such rights or warrants, then in each case the Common Equivalent Rate shall be adjusted by multiplying the Common Equivalent Rate in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of the Company's common stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of additional shares of its common stock offered for subscription or purchase, and of which the denominator shall be the number of shares of common stock of the Company outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Current Market Price (determined by multiplying such total number of shares by the exercise price of such rights or warrants and dividing the product so obtained by such Current Market Price). Shares of common stock of the Company owned by the Company or by another company of which a majority of the shares entitled to vote in the election of directors are held, directly or indirectly, by the Company shall not be deemed to be outstanding for purposes of such computation. Such adjustment shall become effective at the opening of business on the business day next following the record date for the determination of stockholders entitled to receive such rights or warrants. To the extent that shares of the Company's common stock are not delivered after the expiration of such rights or warrants, the Common Equivalent Rate shall be readjusted to the Common Equivalent Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock actually delivered.

                               (iii) If the Company shall pay a dividend or make
                             a distribution to all holders of its common stock of evidence of its indebtedness or other assets (including shares of capital stock of the Company but excluding any cash dividends or distributions and dividends referred to in clause (I) above), or shall distribute to all holders of its common stock rights or warrants to subscribe for or purchase securities of the Company (other than those referred to in clause (ii) above), then in each such case the Common Equivalent Rate shall be adjusted by multiplying the Common Equivalent Rate in effect immediately prior to the date of such distribution by a fraction, of which the numerator shall be the Current Market Price per share of the Company's common stock (determined pursuant to clause (v) below) on the record date mentioned below, and of which the denominator shall be such Current Market Price per share of the Company's common stock less the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) as of such record date of the portion of the assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, applicable to one share of the common stock of the Company. Such adjustment shall become effective on the opening of business on the business day next following the record date for the determination of stockholders entitled to receive such distribution.

                               (iv) Anything in this article notwithstanding, the Company shall be entitled to make such upward adjustments in the Common Equivalent Rate, in addition to those required by this article, as the Company in its discretion shall determine to be advisable, in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or a distribution of securities convertible into or exchangeable for stock (or any transaction which would be treated as any of the foregoing transactions pursuant to
                             Section 305 of the Internal Revenue Code of 1986, as amended) hereafter made by the Company to its stockholders shall not be taxable.

                                (v) As used in this article,  the Current Market
                              Price per share of the Company's common stock on any date shall be the average of the daily Closing Prices for the five consecutive Trading Dates ending on and including the date of determination of the Current Market Price (appropriately adjusted to take into account the occurrence during such five-day period of any event that results in an adjustment of the Common Equivalent
                              Rate).

                                 (vi) In any case in which  this  article  shall
                              require that an adjustment as a result of any event become effective at the opening of business on the business day next following a record date and the date fixed for conversion occurs after such record date, but before the occurrence of such event, the Company may in its sole discretion elect to defer paying to such holder any amount in cash in lieu of a fractional share of common stock of the Company, pursuance to this article.

                   Whenever  the Common  Equivalent  Rate is  adjusted as herein provided, the Company shall:

                                (i) forthwith compute the adjusted Common Equivalent Rate in accordance with this article and prepare a certificate signed by the Chief Executive Officer, the Chairman, the President, any Vice President or the Treasurer of the Company setting forth the adjusted Common Equivalent Rate, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based, and file such certificate forthwith with the transfer agent or agents for the $8 Cumulative and Convertible Preferred Stock and the Company's common stock; and

                               (ii) mail a notice stating that the Common Equivalent Rate has been adjusted, the facts requiring such adjustment and upon which such adjustment is based and setting forth the adjusted Common Equivalent Rate to the holders of record of the outstanding shares of the $8 Cumulative and Convertible Preferred Stock at or prior to the time the Company mails an interim statement to its stockholders covering the quarterly-yearly period during which the facts requiring such adjustment occurred, but in any event within 45 days of the end of such quarterly-yearly period.

      No fractional shares of the Company's common stock shall be issued upon redemption or conversion of shares of the $8 Cumulative and Convertible Preferred Stock but, in lieu of any fraction of a share of the Company's common stock which would otherwise be issuable in respect of the aggregate number of shares of the $8 Cumulative and Convertible Preferred Stock surrendered by the same holder for redemption or conversion on any redemption or conversion date, the holders shall have the right to receive an amount in cash equal to the same fraction of the Closing Price.

      The term "Closing Price" on any day shall mean the closing sale price regular way on such day or, in the case no such sale takes place on such day, the average closing bid and asked prices of the common stock of the Company on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated for National Market Securities, or a similarly generally accepted reporting service, or if not so available in such manner as furnished by an New York Stock Exchange member firm selected from time to time by the Board of Directors of the Company for that purpose.

      The term "Current Market Price" per share of the Company's common stock on any date shall be the average of the daily Closing Prices for the five consecutive Trading Dates ending on and including the date of determination of the Current Market Price (appropriately adjusted to take into account the occurrence during such five-day period of any event that results in an adjustment of the Common Equivalent Rate).

      The term "Settlement Date" shall mean with respect to a Merger or Consolidation, the business day immediately prior to the effective date of the Merger or Consolidation.

      The term "Trading Date" shall mean a date on which the New York Stock Exchange (or any successor exchange) is open for the transaction of business.

                      (f) Notwithstanding anything in this article to the contrary, the Common Equivalent Rate shall not be adjusted due to or as a result of the issuance or distribution to all of the holders of the Company's common stock of any common stock, right or warrant (i) under or as part of the Company's dividend reinvestment plan (as presently in existence or as hereafter amended) or (ii) under or as part of any employee benefit plan of the Company (as presently in existence or hereafter adopted). In addition, notwithstanding anything in this article to the contrary, the Common Equivalent Rate shall not be adjusted due to or as a result of the issuance or distribution to any or all of the holders of the Company's common stock of any right, warrant, security convertible into common stock or other security (sometimes referred to collectively as "Shareholder Rights Securities") which is issued or distributed by the Company to deter the occurrence of any merger, consolidation or other business combination with a third party and/or to obtain for the holders of common stock of the Company a value which the Company believes is fair in such a merger, consolidation or other business  combination,  so long as either (1) to extent permitted by law, all holders of the $8 Cumulative and Convertible Preferred Stock receive the same Shareholder Rights Securities pro rata (based upon the number of shares of the Company's common stock into which the $8 Cumulative and Convertible Preferred Stock is convertible on the day prior to issuance or distribution of the Shareholder Rights Securities) or (2) each share of the Company's common stock into which the $8 Cumulative and Convertible Preferred Stock is converted in connection with any such merger, consolidation or other business combination of the Company receives its pro rata entitlement of any Shareholder Rights Securities immediately upon conversion.

    ARTICLE 7F. The preference stock shall be issuable from time to time in series with such designations, descriptions and terms thereof, in the manner and to the extent permitted by the laws of the State of New Jersey, as may be determined and fixed by the Board of Directors, subject to the provisions of subparagraph (f) below, as the time of the creation and establishment of any such series of preference stock. All of the shares of preference stock of each series shall rank pari passu with all of the shares of preference stock of each other series, and shall have the same rights and privileges, preferences and voting powers and shall be subject to the same restrictions or qualifications thereof, without distinction between the shares of the respective series except only as to variations in (i) the rates of dividend payable thereon, (ii) the terms on which shares of the respective series may be redeemed, (iii) the amount which shall be paid to the holders of shares of the respective series in case of dissolution or any distribution of assets, (iv) voting rights, if any, (v) the terms or amounts of any sinking fund provided for the purchase or redemption thereof, (vi) the terms on which the holders of shares of the respective series may convert the same into stock of any other class or classes or of any one or more series of the same class or of another class or classes, and (vii) in such other respects, if any, as may at the time be permitted by the laws of the State of New Jersey.

                      (a) The holders of preference  stock  irrespective  of the series thereof shall be entitled to receive, and the Company shall be obligated to pay, when and as declared by the Board of Directors of the Company and subject to the provisions of subparagraph (f) below, cumulative dividends at such respective rates as may be fixed by the Board of Directors of the Company at the time of the creation and establishment of the respective series, and no more, payable quarterly on the first date of March, June, September, and December, of each year. Such dividends shall accumulate from the date of the original issue of each share of such preference stock. Such dividends shall be payable before any dividend shall be paid upon or set apart for the common stock, and shall be cumulative, so that if at any time dividends at the rate fixed by the Board of Directors and designated by the certificates of shares of the series of which it is a part shall not be paid thereon or set apart therefor, the deficiency shall be fully paid or set apart for payment before any dividend shall be paid upon or set apart for the common stock. Dividends shall not be paid exclusively upon any one or more series of preference stock but dividends shall be paid ratably upon all outstanding preference stock in the proportions that the annual dividend requirements of each series bears to the total annual dividend requirements of all outstanding preference stock. Whenever all cumulative unpaid dividends on the preference stock, including the current quarterly dividend, shall have been fully paid or set apart for payment, the Board of Directors may declare and pay dividends on the common stock.

                        (b) The  preference  stock of one or more  series may be
                  subject to redemption, in which case such preference stock may be deemed and retired in whole, or in part, from time to time at any time on any quarterly dividend date at the option of the Company at such redemption prices as may be fixed by the Board of Directors at the time of the creation and establishment thereof; provided, however, that all stock of any particular series shall be redeemable at the same redemption price. The time, place and manner of such redemption shall be in the discretion of the Board of Directors of the Company. Preference stock which shall have been redeemed shall not be reissued, and the Company shall have from time to time cause all such shares to be retired in the manner provided by law. If less than all of the outstanding shares of preference stock subject to redemption are to be called for redemption, redemption may be made of any one or more series, or redemption may be made of less than all of the outstanding shares of any one or more series, in the discretion of the Board of Directors, and if less than all outstanding shares of any series are to be redeemed, the shares to be redeemed shall be determined in such manner as may be prescribed by the Board of Directors. Redemption shall be made, however, only on at least thirty (30) days' prior written notice to the holders of the shares to be redeemed which notice shall be sufficient if contained in a post-paid envelope addressed and mailed to the holder at his address or record as shown by the books of the Company, and the time of mailing such notice shall be deemed to be the time of delivery thereof. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the Company in providing monies for the payment of the redemption price, pursuant to such notice) all dividends on the preference stock thereby called for redemption shall cease to accrue and all rights of the holders thereof as stockholders of the Company, except the right to receive the redemption price upon surrender of the certificates of stock by such holders, shall cease and determine.

                        (c) Subject to the provisions of subparagraph (f) below,
                  the holders of each series of preference stock shall be entitled to receive payment out of the assets of the Company whether from capital or from earnings, in an amount per share determined and fixed by the Board of Directors at the time of the creation and establishment of such series of preference stock, in the event of (i) a voluntary liquidation, dissolution or winding up of the Company or of a voluntary sale of all or substantially all of the assets of the Company or upon any voluntary distribution of its capital, or (ii) an involuntary liquidation, dissolution or winding up of the Company or an involuntary sale of all or substantially all of the assets of the Company, or upon any involuntary distribution of its capital, before any payment shall be made or any assets distributed to the holders of common stock. If upon such liquidation, dissolution, winding up, sale of assets or distribution of the capital among the holders of the preference stock shall be insufficient to permit the payment to such holders of the full preferential amounts aforesaid, then the entire assets of the Company to be distributed shall be distributed ratably among the holders of the preference stock in proportion to the full preferential amounts, if any, to which they are respectively entitled as aforesaid. After payment or distribution of the assets of the Company ratably among the holders of preferred stock in accordance with the provisions of Article 7A (d) and after payment or distribution of remaining assets, if any, to the holders of preference stock as provided in this paragraph, the holders of common stock shall be entitled to receive, ratably, any remaining assets of the Company. A consolidation or merger of the Company with any other corporation or corporations shall not be deemed to be a liquidation, dissolution, winding up, sale or distribution of capital, within the meaning of this clause, but no such consolidation or merger shall in any way impair the rights and preferences of the preference stock.

                        (d) So long as any shares of the preference stock of any
                  series are outstanding, the Company shall not, without the consent (given by vote at a meeting called for that purpose) of the holders of a majority of the total number of shares of the preference stock of all series then outstanding, voting as a class, issue, sell or otherwise dispose of any additional series of preference stock ranking prior to with the preference stock as to dividends or distributions,  unless (i)
                 the stated value of common  stock and surplus  earnings on the books  of the  Company  shall be at least  two (2)  times  the involuntary liquidation preferences of the entire amount of preference stock of the Company already issued and then outstanding, and the additional stock then proposed to be issued; and (ii) the earnings of the Company available for the payment of interest determined in accordance with generally accepted accounting practices shall have been for a period of twelve (12) consecutive calendar months within the fifteen
                  (15)calendar months immediately preceding the issuance of such additional stock, at least one and one-half (1-1/2) times the annual interest requirements on all outstanding obligations for the payment of money, secured and unsecured, of the
                  Company maturing more than twelve (12) months after the issuance of the shares proposed to be issued plus annual dividend requirements upon all outstanding preference stock of the Company and all other classes of stock ranking prior to or on a parity with the preference stock as to dividends and distributions, including the shares proposed to be issued, minus any interest on any such obligations and dividends on any such outstanding stock to be retired or refunded out of the proceeds of the shares proposed to be issued. The Company may, without the consent of the holders of preference stock, increase the number of shares of any class of stock other than preference stock which the Company is authorized to issue and may create and establish any series thereof as herein provided.

                        (e) Except as  required  by law,  holders of  preference
                  stock shall have such voting rights, if any, with respect to such preference stock as are fixed by the Board of Directors at the time of the issuance of the series of such preference stock; however, no holder of preference stock shall have or be granted voting rights with respect to each or any share of preference stock held by such holder which exceed or are superior to (with respect to number of votes per share, the subject matter upon which voting is permitted or required, or otherwise) the voting rights a holder of common stock shall have with respect to each or any share of common stock held by such common stock holder. However, notwithstanding the foregoing provisions of this paragraph, if and whenever dividends on the preference stock shall be in arrears and such arrears shall aggregate an amount at least equal to four (4) quarterly dividends, which need not be consecutive, then and in such event, the holders of the outstanding preference stock of all series shall be entitled, at the next ensuing annual meeting of the stockholders, voting as a class, to elect two members (herein called "preference stock directors") of the Board of Directors, which preference stock directors shall be in addition to the directors holding office pursuant to
                  ARTICLE 4 hereof and in addition to any directors holding office or to be elected as preferred stock directors; and
                  provided further that if and whenever any such four (4) quarterly dividend arrearage shall occur, the Company shall, within fifteen (15) days after the receipt by the Company of written request of not less than twenty-five per cent (25%) of the holders of the outstanding preference stock, as a class, and irrespective of series, cause to be called a special meeting of the holders of outstanding preference stock of all series, to be held on the earliest practicable date, to elect the preference stock directors, as aforesaid. For purposes of any such election such holder or holders of preference stock as are present in person or by proxy shall constitute a quorum, irrespective of whether any holders of any other capital stock of the Company are present at such meeting. Any vacancy in the position of preference stock director, which, but for this provision, could be filled by such person as the Board of Directors might designate, shall be filled by the Board of Directors from among such persons as the remaining preference stock directors shall designate, and such successor shall hold office for the unexpired term of the prior incumbent and until his successor shall be duly chosen and shall qualify. Such right of the holders of the outstanding preference stock to elect two members of the Board of Directors shall continue at each annual meeting until such time as all arrears of dividends thereon for the current quarterly period shall have been paid or declared and provided for, in which event such right of the holders of preference stock to elect preference stock directors as provided in this subparagraph (e) shall cease at the next ensuing annual meeting of stockholders, subject always to the same provisions for the vesting of such right in the case of any such future arrearages in dividends.

                        (f) Notwithstanding  any of the provisions  contained in
                  subparagraphs (a) through (e) above, (i) the preferred stock shall rank prior to the preference stock as to both dividends and the right to receive payment out of the assets of the Company upon any voluntary liquidation, dissolution or winding up of the Company, or any voluntary sale of all or substantially all of the assets of the Company, or any voluntary distribution of its capital, or any involuntary liquidation, dissolution or winding up of the Company, or any involuntary sales of all or substantially all of the assets of the Company, or any involuntary distribution of its capital,
                  (ii) the Company shall not pay any dividends on the shares of preference stock at any time outstanding unless and until all dividends payable on the shares have been paid or declared and set aside for payment, and (iii) no distribution shall be made on any shares of preference stock at any time outstanding, and no payment of any kind shall be made thereon to any holder thereof, unless all payments required to be made on the shares of preferred stock outstanding at such time and to the holders thereof, whether upon redemption or pursuant to the provisions of any sinking fund provided therefor, or upon a voluntary liquidation, dissolution or winding up of the Company or a voluntary sale of all or substantially all of the assets of the Company or any voluntary distribution of its capital, or an involuntary liquidation, dissolution or winding up of the Company or an involuntary sale of all or substantially all of the assets of the Company, or any involuntary distribution of its capital, or otherwise, shall have been paid or shall have been irrevocably set aside for payment.

         Nothing contained in subparagraph (e) above pertaining to the rights of the holders of preference stock to elect directors shall be deemed to affect the rights of holders of preferred stock to elect directors upon default in the payment of dividends on the preferred stock.

         ARTICLE 8. Any action which, at any meeting of stockholders, requires the vote, assent or consent of two-thirds in interest of all of the stockholders of the Company, or of two-thirds in interest of each class of stockholders of the Company having voting power, or which requires such assent or consent in writing to be filed, may be taken upon the assent of and the assent given and filed, as the case may be, by two-thirds in interest of the stockholders of the Company present and voting at such meeting in person or by proxy, but where assent by classes is required such assent shall be given by two-thirds in interest of each class so present and voting.

         ARTICLE 9. Any and all action requiring stockholder approval may only be taken at an annual or special meeting of stockholders of the Company and not by consent in lieu of such meeting.

         ARTICLE 10. To the full extent from time to time as permitted by law, directors and officers of the Corporation shall not be personally liable to the Corporation or its stockholders for damages for breach of any duty owed to the Corporation or its stockholders. No amendment or repeal of this provision shall adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment or repeal.



Dated: February 27, 1997
Iselin, New Jersey


                                          MIDDLESEX WATER COMPANY
                                          -----------------------


                                          /s/J. Richard Tompkins
                                          ----------------------
                                          J. Richard Tompkins
                                          Chairman of the Board and President

     Attest:  __________________________
              Marion F. Reynolds
              Vice President, Secretary and Treasurer

                                   CERTIFICATE
                               OF AMENDMENT TO THE
                      RESTATED CERTIFICATE OF INCORPORATION


To:               The Secretary of State of the State of New Jersey

                  Pursuant to the provisions of N.J.S.A. 14A.9-2(4) and N.J.S.A. 14A:9-4 the undersigned Corporation executes the following Certificate of Amendment to its Restated Certificate of Incorporation.

                  1. The Name of the Corporation is MIDDLESEX WATER COMPANY. The principal office of the Corporation is 1500 Ronson Road, Iselin, New Jersey 08830-3020.

                  2. The Company adopted the following amendment:

                           The first  sentence  of Article  7A of the  Company's
Restated Certificate of Incorporation is amended to read as follows:

                           ARTICLE 7A. The total authorized capital stock of the
Company is 6,250,000 shares, divided into 6,000,000 shares of common stock without nominal or par value, 150,000 shares of preferred stock without nominal or par value and 100,000 shares of preference stock without nominal or par value.

                  3. Such amendment was adopted by the shareholders on May 28, 1997.

                  4. The number of shares entitled to vote on the amendment was 4,219,516 shares of the Company's Common Stock, no par value.

                  5. 2,116,563 shares were voted for the amendment, 430,091 shares were voted against such amendment and 109,167 shares abstained from voting on such amendment.



                                     MIDDLESEX WATER COMPANY



                                     By:   /s/Marion F. Reynolds
                                           ---------------------
                                           Marion F. Reynolds
                                           Vice President, Secretary & Treasurer



Dated:  May 29, 1997

(S E A L)

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                      RESTATED CERTIFICATE OF INCORPORATION
                             MIDDLESEX WATER COMPANY

To:  The Secretary of State of the State of New Jersey.

                  Pursuant  to  the   provisions   of  N.J.S.A.   14A:7-18   the
undersigned Corporation executes the following Certificate of Amendment to its Restated Certificate of Incorporation:

                  1. The name of the Corporation is MIDDLESEX WATER COMPANY. The principal office of the Corporation is 1500 Ronson Road, Iselin, New Jersey 08830-3020.

                  2. 20 shares of the $7.00 Series Cumulative and Convertible Preferred Stock of the Corporation have been cancelled.

                  3. The date of adoption of the resolution of the Board of Directors cancelling such shares is April 23, 1998.

                  4. The aggregate number of authorized shares, including shares outstanding, itemized by classes and series, after giving effect to such cancellation, is a follows:

                  Class                                     Authorized Shares

Common Stock, No Par Value:                                      6,000,000

Cumulative Preferred Stock, No Par Value:
         $7    Series        2,500
         $8    Series       20,000
         $4.75 Series       10,000
Cumulative and Convertible Preferred Stock,
         $7    Series       14,881 (Note A)
All Series                 149,980 (Note B)

Preference Stock, No Par Value:                                    100,000

                  5. The Restated Certificate of Incorporation provides that the shares cancelled shall not be reissued; and the Restated Certificate of Incorporation is amended by decreasing the aggregate number of shares which the corporation is authorized to issue by the number of shares cancelled.

Note A: Reflects an authorization of 17,000 shares reduced by the number of cancelled shares which are not to be reissued.

Note B: Reflects an authorization of 150,000 shares reduced by the number of cancelled shares which are not to be reissued.

                                                   MIDDLESEX WATER COMPANY

                                             By    /s/A. Bruce O'Connor
                                                   --------------------
                                                   A. Bruce O'Connor
                                                   Vice President and Controller
Dated: May 5, 1998

(S E A L)

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                      RESTATED CERTIFICATE OF INCORPORATION

                             MIDDLESEX WATER COMPANY


TO:  THE SECRETARY OF STATE OF THE STATE OF NEW JERSEY

                  Pursuant to the provisions of the N.J.S.A. 14A9-2(4) and N.J.S.A. 14A9-4(3), the undersigned Corporate executes the following Certificate of Amendment to the Restated Certificate of Incorporation:

                  1.     The name of the Corporation is MIDDLESEX WATER COMPANY.

                  2. The following amendment to the Restated Certificate of Incorporation was approved by the Directors of the Corporation on February 26, 1998, and thereafter was duly adopted by the shareholders of the Corporation on May 27, 1998:

                  NOW,  THEREFORE,  BE IT RESOLVED  that:  the first sentence of
                  ARTICLE 7A of the Restated Certificate of Incorporation be amended to read as follows:

                  "The total authorized capital stock of the Company is 10,169,418, divided into 10,000,000 shares of common stock without nominal or par value, 69,418 shares of preferred stock without nominal or par value (out of 100,000 shares of preferred stock originally authorized) and 100,000 shares of preference stock without nominal or par value."

                  FURTHER RESOLVED, that the said amendment of the Restated Certificate of Incorporation be submitted to a vote of the stockholders of this Corporation entitled to vote thereon, to wit, the holders of common stock of record at the close of business on April 1, 1998, at the Annual Meeting of Stockholders of this Corporation to be held on May 27, 1998.

                  3. The total number of shares entitled to vote thereon was 4,315,632.

                  4. The number of shares voting for, against and abstaining from such amendment is as follows:

     For                  Against                Abstain                Total

  3,297,443               188,505                 44,769              3,530,717

                  IN WITNESS WHEREOF, the Company has made this Certificate of Amendment under its seal and the hands of its Chairman of the Board and President and its Secretary this 27th day of May, 1998.

                                     MIDDLESEX WATER COMPANY


                                     By:  /s/J. Richard Tompkins
                                          ----------------------
                                          J. Richard Tompkins
                                          Chairman of the Board and President

ATTEST:

----------------------------------
Marion F. Reynolds
Vice President and Secretary